Exhibit 99.1

Allakos Previews Preliminary Financial Results for the Three Months Ended September 30, 2020

REDWOOD CITY, Calif., October 27, 2020 – Allakos Inc. (Nasdaq: ALLK) (“Allakos” or “the Company”), a biotechnology company developing AK002 for the treatment of eosinophil and mast cell related diseases, today previewed results for the three months ended September 30, 2020. The preliminary financial results are subject to finalization of the Company’s customary quarterly financial close process.

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Allakos estimates that net loss will be between $40.0 million and $50.0 million for the three months ended September 30, 2020 as compared to $21.7 million for the three months ended September 30, 2019, an increase of between $18.3 million and $28.3 million.

•	Allakos estimates that cash, cash equivalents and investments in marketable securities will be $419.8 million as of September 30, 2020.

The Company expects to report its complete financial results for the third quarter ended September 30, 2020 before the market opens on November 9, 2020.

Information Regarding Preliminary Results

The preliminary estimated financial information contained in this press release reflects management’s estimates based solely upon information available to it as of the date of this press release and is not a comprehensive statement of our financial results for the three months ended September 30, 2020. In addition, the preliminary estimated financial information presented above has not been audited by our independent registered public accounting firm, Ernst & Young LLP. Accordingly, Ernst & Young LLP does not express an opinion on or any other form of assurance with respect thereto and assumes no responsibility for this information. The information presented above should not be considered a substitute for the financial information to be filed with the Securities and Exchange Commission (the “SEC”) in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 once it becomes available and should not be regarded as a representation by us or our management as to our actual financial results for the three months ended September 30, 2020. The ranges for the preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented above is subject to change, and our actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

About Allakos

Allakos is a clinical-stage biotechnology company developing antibodies that target immunomodulatory receptors present on immune effector cells involved in allergic, inflammatory, and proliferative diseases. The Company’s lead antibody, lirentelimab (AK002), is being evaluated in a Phase 3 study in eosinophilic gastritis (EG) and/or eosinophilic duodenitis (EoD) and a Phase 2/3 study in eosinophilic esophagitis (EoE). Lirentelimab targets Siglec-8, an inhibitory receptor selectively expressed on human mast cells and eosinophils. Inappropriately activated eosinophils and mast cells have been identified as key drivers in a number of severe diseases affecting the gastrointestinal tract, eyes, skin, lungs and other organs. Lirentelimab has been tested in multiple clinical studies, in which lirentelimab eliminated blood and tissue eosinophils, inhibited mast cells and improved disease symptoms in patients with EG and/or EoD, EoE, mast cell gastrointestinal disease, severe allergic conjunctivitis, chronic urticaria and indolent systemic mastocytosis. For more information, please visit the Company's website at www.allakos.com.

Website Information

This press release, along with other news about Allakos, is available at www.allakos.com.  We routinely post information that may be important to investors in the Investor Relations section of our website, www.investor.allakos.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about Allakos. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, Allakos’ progress and business plans. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: Allakos’ early stages of clinical drug development; Allakos’ ability to timely complete clinical trials for, and if approved, commercialize lirentelimab, its lead compound; Allakos’ ability to obtain required regulatory approvals for its product candidates; uncertainties related to the enrollment of patients in its clinical trials; Allakos’ ability to demonstrate sufficient safety and efficacy of its product candidates in its clinical trials; uncertainties related to the success of later-stage clinical trials, regardless of the outcomes of preclinical testing and early-stage trials; market acceptance of Allakos’ product candidates; uncertainties related to the projections of the size of patient populations suffering from the diseases Allakos is targeting; Allakos’ ability to advance additional product candidates beyond lirentelimab; Allakos’ ability to obtain additional capital to finance its operations; and other important risk factors set forth in Allakos’ most recent Annual Report on Form 10-K filed with the SEC on February 25, 2020, Quarterly Report on Form 10-Q filed with the SEC on August 10, 2020 and future reports to be filed with the SEC. These documents contain and identify important factors that could cause the actual results for Allakos to differ materially from those contained in Allakos’ forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Allakos specifically disclaims any obligation to update any forward-looking statement, except as required by law. These forward-looking statements should not be relied upon as representing Allakos’ views as of any date subsequent to the date of this press release.